Exhibit 99.1

August 11, 2025

COMPANY CONTACT
FutureFuel Corp.
Roeland Polet
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases Second Quarter 2025 Results

Reports Net Loss of $10.4 Million or $0.24 per Diluted Share, and Adjusted EBITDA of ($9.8) Million

CLAYTON, Mo. (August 11, 2025) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the second quarter ended June 30, 2025.

Second quarter 2025 Financial Highlights (all comparisons are with the second quarter of 2024)

●	Revenues were $35.7 million, a decrease of 51% or $36.7 million compared to $72.4 million.
●	Net loss was $10.4 million, or $0.24 per diluted share, down from a net income of $9.6 million, or $0.22 per diluted share.
●	Adjusted EBITDA(1) was ($9.8) million, down from $6.9 million.

Six Months 2025 Financial Highlights (all comparisons are with the first six months of 2024)

●	Revenues were $53.2 million, a decrease of 59% or $77.5 million compared to $130.7 million.
●	Net loss was $28.1 million, or $0.64 per diluted share, down from a net income of $13.9 million, or $0.32 per diluted share.
●	Adjusted EBITDA(1) was ($25.9) million, down from $14.0 million.

(1) A non-GAAP financial measure.  See “Non-GAAP Financial Measures” for a description of the measure and a reconciliation to the applicable GAAP measure.

“Our second quarter continued to see downside as expected in our BioDiesel segment, driven by challenging market conditions, which depressed our ability to generate an acceptable margin. These conditions were driven by historically high pricing on inputs and a lack of clarity of support for the BioDiesel business under IRA 45Z, Clean Fuel Producer Credit (“CFPC”).

As part of the reconciliation bill passed by the Senate and signed into law, there is now greater clarity on the IRA 45Z support, which aims to assist the biodiesel industry and is viewed as a positive step. However, due to the on-going abnormally high feedstock prices and after depleting our current feedstock inventory, we decided to temporarily idle our biodiesel plant in June. We hope feedstock prices will eventually return to normal, allowing us to resume production later in 2025 or early 2026.

Our Chemicals segment started the quarter slower, mainly due to weaker market demand and a delayed production start-up following our turnaround.

We have successfully expanded our chemicals business opportunity pipeline by adding several new projects with substantial volume potential upon commercialization. Furthermore, we have managed to commercialize multiple projects from our pipeline, with production expected to begin by the end of Q4 and in Q1 2026.

We previously announced that we are nearing completion of a new production facility. This plant will enable us to backward integrate into one of our raw materials and expand our market participation with new product capacity. We expect to complete the final commissioning in Q3.

During this lull in the BioDiesel business, we continue investing in the reliability and efficiency of the plant. Unlike many competitors in the BioDiesel market, we have chemical activities that contribute to our revenue and marketing efforts.

Additionally, our focus continues to be on maintaining cost control with a solid balance sheet and ample cash which enables us to endure the BioDiesel downturn, while continuing to invest in future growth.” said Roeland Polet, Chief Executive Officer for FutureFuel Corp.

2025 Cash Dividends

In the second quarter of 2025, FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock. The remaining 2025 quarterly dividends of $0.06 per share will be paid in September and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures (see “Non-GAAP Financial Measures” for additional information), include all dollar amounts in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended June 30,
			Dollar	%
	2025	2024	Change	Change
Revenue	$35,673	$72,409	$(36,736)	(51)%
(Loss) income from operations	$(11,928)	$5,451	$(17,379)	na
Net (loss) income	$(10,416)	$9,571	$(19,987)	na
(Loss) earnings per common share:
Basic	$(0.24)	$0.22	$(0.46)	na
Diluted	$(0.24)	$0.22	$(0.46)	na
Adjusted EBITDA	$(9,823)	$6,907	$(16,730)	na

	Six Months Ended June 30,
			Dollar		%
	2025	2024	Change	Change
Revenue	$53,211	$130,690	$(77,479)	(59)%
(Loss) income from operations	$(30,766)	$7,649	$(38,415)	na
Net (loss) income	$(28,059)	$13,901	$(41,960)	na
(Loss) earnings per common share:
Basic	$(0.64)	$0.32	$(0.96)	na
Diluted	$(0.64)	$0.32	$(0.96)	na
Adjusted EBITDA	$(25,880)	$14,015	$(39,895)	na

Financial and Business Summary

Consolidated sales revenue in the three and six months ended June 30, 2025, decreased $36,736 and $77,479, compared to the three and six months ended June 30, 2024, respectively.  This decrease was primarily attributed to uncertainty surrounding the clean fuel producer’s credit, which negatively and materially impacted the biofuel segment.  In the first three months of the year, we initiated an extended plant turnaround as a measure to improve plant reliability and product quality.  This extended turnaround negatively impacted both segments. We resumed biodiesel production in April to fulfill existing sales obligations.  The weak market conditions continued into the current three-month period and led the Company to idle its biodiesel production. As a result of these market conditions, the Company implemented a reduction in force in July.  The Company retained employees with expertise to facilitate the restart of biodiesel production upon the return of more favorable market conditions.

Income from operations in the three months ended June 30, 2025 decreased $17,379 as compared to the same period of 2024, due primarily to reduced throughput from the issues noted above. Also reducing gross profit in the current three-month period was the change in the adjustment in the carrying value of our inventory as determined utilizing the last-in, first-out, (“LIFO”) method of inventory accounting. This adjustment increased gross profit $1,232 in the current three-month period as compared to an increase of $1,313 in the same period of the prior year.  Partially offsetting the decrease in gross profit was the effect of liquidation of biofuel inventory of $2,394.

Income from operations in the six months ended June 30, 2025 decreased $38,415 as compared to the same period of 2024, primarily from the reduced throughput given the issues noted above along with increased spend on parts and contract labor for the turnaround.  Also reducing gross profit in the current six-month period was a benefit from the change in the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment increased gross profit $1,857 in the current six-month period as compared to an increase of $4,341 in the prior six-month period. Partially offsetting these decreases in gross profit in the current six-month period was the effect of liquidation of biofuel inventory of $2,394.

Capital Expenditures

Capital expenditures were $9,478 in 2025, compared with $5,270 in the same period in 2024. Capital expenditures in 2025 increased primarily from construction of a custom chemical plant that is expected to be completed in the three months ended September 30, 2025.

Cash and Cash Equivalents

Cash and cash equivalents totaled $95,152 as of June 30, 2025, compared with $109,541 as of December 31, 2024.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2024, and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, non-cash gains or losses on derivative instruments, and other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and non-cash gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$95,152	$109,541
Accounts receivable, inclusive of the blenders' tax credit of $0 and $6,683, respectively, and net of allowances for credit losses of $44 and $29, respectively	10,946	21,896
Inventory, net	9,620	20,643
Other current assets	13,033	12,706
Total current assets	128,751	164,786
Property, plant and equipment, net	84,610	78,538
Other assets	4,851	4,367
Total noncurrent assets	89,461	82,905
Total Assets	$218,212	$247,691
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $890, respectively	$9,492	$10,622
Dividends payable	5,443	10,699
Other current liabilities	16,004	11,986
Total current liabilities	30,939	33,307
Deferred revenue – long-term	5,996	6,324
Other noncurrent liabilities	3,053	2,239
Total noncurrent liabilities	9,049	8,563
Total liabilities	39,988	41,870
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,803,243 shares issued and outstanding as of June 30, 2025 and December 31, 2024	4	4
Additional paid in capital	205,898	205,434
Retained earnings (accumulated deficit)	(27,678)	383
Total Stockholders’ Equity	178,224	205,821
Total Liabilities and Stockholders’ Equity	$218,212	$247,691

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Net Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$35,673	$72,409	$53,211	$130,690
Cost of goods sold and distribution	44,440	63,752	76,541	117,026
Gross (loss) profit	(8,767)	8,657	(23,330)	13,664
Selling, general, and administrative expenses	2,228	2,290	5,112	4,193
Research and development expenses	933	916	2,324	1,822
Total operating expenses	3,161	3,206	7,436	6,015
(Loss) income from operations	(11,928)	5,451	(30,766)	7,649
Interest and dividend income	1,068	1,521	2,305	4,321
Other income, net	479	2,605	443	2,569
Other income, net	1,547	4,126	2,748	6,890
(Loss) income before income taxes	(10,381)	9,577	(28,018)	14,539
Income tax provision	35	6	41	638
Net (loss) income	$(10,416)	$9,571	$(28,059)	$13,901

(Loss) earnings per common share
Basic	$(0.24)	$0.22	$(0.64)	$0.32
Diluted	$(0.24)	$0.22	$(0.64)	$0.32
Weighted average shares outstanding
Basic	43,803,243	43,763,243	43,803,243	43,763,243
Diluted	43,803,243	43,763,243	43,803,243	43,763,243

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$(28,059)	$13,901
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	4,739	4,760
Amortization of deferred financing costs	44	51
Provision for deferred income taxes	28	626
Change in fair value of derivative instruments	(281)	1,696
Stock based compensation	462	22
Gain on disposal of property, plant, and equipment	(34)	-
Noncash interest expense	18	18
Changes in operating assets and liabilities:
Accounts receivable	10,950	(4,980)
Accounts receivable – related parties	-	(7)
Inventory	11,023	3,802
Income tax receivable	3	(20)
Prepaid expenses	1,882	2,156
Prepaid expenses – related parties	(12)	-
Other assets	(2,941)	215
Accounts payable	(2,367)	(11,649)
Accounts payable – related parties	(96)	-
Accrued expenses and other current liabilities	3,786	6,710
Deferred revenue	(96)	(1,713)
Other noncurrent liabilities	768	-
Net cash (used in) provided by operating activities	(183)	15,588
Cash flows from investing activities
Collateralization of derivative instruments	859	(42)
Proceeds from the sale of property and equipment	34	-
Capital expenditures	(9,478)	(5,270)
Net cash used in provided by investing activities	(8,585)	(5,312)
Cash flows from financing activities
Payment of dividends	(5,256)	(114,660)
Deferred financing costs	(365)	-
Net cash used in financing activities	(5,621)	(114,660)
Net change in cash and cash equivalents	(14,389)	(104,384)
Cash and cash equivalents at beginning of period	109,541	219,444
Cash and cash equivalents at end of period	$95,152	$115,060

Cash paid for income taxes	$10	$-
Noncash capital expenditures	1,333	1,182

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net (loss) income	$(10,416)	$9,571	$(28,059)	$13,901
Depreciation	2,411	2,145	4,739	4,760
Non-cash stock-based compensation	236	-	462	22
Interest and dividend income	(1,068)	(1,521)	(2,305)	(4,321)
Non-cash interest expense and amortization of deferred financing costs	27	34	62	69
Gain on disposal of property and equipment	(3)	-	(34)	-
Unrealized (gain) loss on derivative instruments	(540)	(578)	(281)	1,696
Other income	(505)	(2,750)	(505)	(2,750)
Income tax provision	35	6	41	638
Adjusted EBITDA	$(9,823)	$6,907	$(25,880)	$14,015

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Six Months Ended
	June 30,
	2025	2024
Net cash (used in) provided by operating activities	$(183)	$15,588
Deferred income taxes, net	(28)	(626)
Interest and dividend income	(2,305)	(4,321)
Income tax provision	41	638
Changes in operating assets and liabilities, net	(22,900)	5,486
Other income	(505)	(2,750)
Adjusted EBITDA	$(25,880)	$14,015

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue
Custom chemicals	$14,250	$15,583	$22,659	$31,010
Performance chemicals	2,369	3,653	3,325	6,285
Chemical revenue	16,619	19,236	25,984	37,295
Biofuel revenue	19,054	53,173	27,227	93,395
Total Revenue	$35,673	$72,409	$53,211	$130,690

Segment gross profit (loss)
Chemical	$1,667	$4,677	$(4,062)	$8,698
Biofuel	(10,434)	3,980	(19,268)	4,966
Total gross (loss) profit	$(8,767)	$8,657	$(23,330)	$13,664

As of June 30, 2025, FutureFuel held 0.5 million RINs with a fair market value of $604 and no cost. Comparatively, at June 30, 2024, FutureFuel held 2.1 million RINs with a fair market value of $1,055 and no cost.